Exhibit 99.1

Centennial Resource Development, Inc. Announces
Pricing of Secondary Public Offering of Class A Common Stock

DENVER, CO, March 6, 2018 (GLOBE NEWSWIRE) - Centennial Resource Development, Inc. (“Centennial” or the “Company”) (NASDAQ: CDEV) today announced the pricing of an underwritten public offering of an aggregate of 25,000,000 shares of Class A common stock by Riverstone VI Centennial QB Holdings, L.P. (14,758,369 shares), REL US Centennial Holdings, LLC (4,362,317 shares), Riverstone Non-ECI USRPI AIV, L.P. (1,071,891 shares), Silver Run Sponsor, LLC (1,312,840 shares), Celero Energy Company, LP (752,315 shares), Centennial Resource Development, LLC (2,128,462 shares), NGP Centennial Follow-On LLC (466,870 shares) and CP VI-A Centennial, L.P. (146,936 shares) (collectively, the “selling stockholders”).  Certain of the selling stockholders have also granted the underwriter a 30-day option to purchase up to an aggregate of 3,750,000 additional shares of Class A common stock.

The underwriter intends to offer the shares from time to time for sale in one or more transactions on The NASDAQ Capital Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  The gross proceeds from the sale of the shares by the selling stockholders is expected to be approximately $491.3 million.  The offering is expected to close on March 8, 2018, subject to customary closing conditions.  Centennial will not sell any shares of Class A common stock in the offering and will not receive any proceeds therefrom.

J.P. Morgan is acting as the underwriter for the offering.  The offering of these securities will be made only by means of a prospectus supplement.  A copy of the prospectus supplement and the accompanying base prospectuses may be obtained from J.P. Morgan via Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, 11717, Telephone: (866) 803-9204.

This offering is made pursuant to effective shelf registration statements and prospectuses filed by Centennial with the Securities and Exchange Commission (the “SEC”).  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful without registration or qualification under the securities laws of any such state or jurisdiction.

About Centennial Resource Development, Inc.

Centennial Resource Development, Inc. is an independent oil and natural gas company focused on the development of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin.

The Company’s assets and operations, which are held and conducted through Centennial Resource Production, LLC, are concentrated in the Delaware Basin, a sub-basin of the Permian Basin.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described in our filings with the SEC.

Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

Contact:

Hays Mabry

Director, Investor Relations

(832) 240-3265

ir@cdevinc.com

SOURCE Centennial Resource Development, Inc.